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                                                                       EXHIBIT 9

                     1995 NON-EMPLOYEE DIRECTORS STOCK PLAN

     Ascent Entertainment Group, Inc., a Delaware corporation, has adopted the 1995 Non-Employee Directors Stock Plan (the "Plan"), effective December 18, 1995, for the benefit of its eligible Independent Directors (as such term is defined below).

     The purposes of this Plan are as follows:

     (1) To provide an additional incentive for directors to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and rights which recognize such growth, development and financial success.

     (2) To enable the Company to obtain and retain the services of directors considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and rights which will reflect the growth, development and financial success of the Company.

                                    ARTICLE I

                                  DEFINITIONS

     1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

     1.2  Board. "Board" shall mean the Board of Directors of the Company.

     1.3  Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.4 Common Stock. "Common Stock" shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

     1.5 Company. "Company" shall mean Ascent Entertainment Group, Inc., a Delaware corporation.

     1.6 Corporate Transaction. "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:




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     (a)  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

     (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

     (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or person different from those who held such securities immediately prior to such merger.

     1.7  Director. "Director" shall mean a member of the Board.

     1.8 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.9 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Board acting in good faith.

     1.10 Independent Director. "Independent Director" shall mean a Director who is not an employee of the Company nor an officer or employee of COMSAT Corporation so long as COMSAT Corporation holds 50% or more of the outstanding Common Stock.

     1.11 Option. "Option" shall mean a stock option granted under Article III of this Plan.

     1.12 Optionee. "Optionee" shall mean an Independent Director



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granted an Option under this Plan.

     1.13 Plan. "Plan" shall mean the 1995 Non-Employee Directors Stock Plan.

     1.14 Registration Statement. "Registration Statement" shall mean the Company's Form S-1 Registration Statement (No. 33-98502), as amended filed in connection with the Company's proposed initial public offering of Common Stock.

     1.15 Rule 16b-3."Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     1.16 Stock Award. "Stock Award" shall mean an award of shares of Common Stock.

     1.17 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.18 Termination of Directorship. "Termination of Directorship" shall mean the time when an Optionee ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

     2.1 Shares Subject to Plan. The shares of stock subject to Options and Stock Awards shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such options or upon any such awards under the Plan shall not exceed 110,000 (One hundred ten thousand).

     2.2 Unexercised Options. If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.



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                                   ARTICLE III

                              GRANTING OF OPTIONS

     3.1 Eligibility. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in
Section 3.2.

     3.2  Granting of Options

     (a) On the date that the Company's Registration Statement is declared or deemed to be effective by the Securities Exchange Commission, each individual then serving as an Independent Director (or nominated for election at the first shareholder's meeting to elect Directors following such date) shall be granted an Option to acquire 4,000 shares of Common Stock.

     (b) As of the close of each annual shareholder's meeting at which Directors are elected, each individual then serving as an Independent Director shall be granted an Option to acquire 4,000 shares of Common Stock.

                                   ARTICLE IV

                                TERMS OF OPTIONS

     4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with this Plan.

     4.2 Option Price. The price per share of the shares subject to each Option shall be the Fair Market Value of a share of Common Stock on the date of grant of the Option; provided, however, that the price per share of the shares subject to each Option granted pursuant to Section 3.2(a) shall be the initial offering price of a share upon the consummation of the Company's proposed initial public offering of Common Stock.

     4.3 Option Term. The term of an Option shall be ten (10) years from the date the Option is granted.

     4.4  Option Vesting



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     (a)  Except as set forth below in subsections (b) and (c), each Option shall vest 100% on the third anniversary of the date of grant of such Option, and no portion of an Option shall be vested prior to the third anniversary of the date of grant.

     (b) On the date that COMSAT Corporation first owns less than 80% of the Common Stock then outstanding (the "Determination Date"), each Option shall be vested as follows:

                                                                Percent of Option
If the Determination Date is                                  Which Is Exercisable
-----------------------------                                 --------------------
Prior to the first anniversary of the Grant Date                        0%
After the first anniversary of the Grant Date                          25%
After the second anniversary of the Grant Date                         50%
After the third anniversary of the Grant Date                         100%

     (c) No portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

     4.5 Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to serve as an Independent Director of the Company or any Subsidiary until the next annual meeting of stockholders of the Company. Nothing in this Plan or in any Stock Option Agreement hereunder shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                                    ARTICLE V

                              EXERCISE OF OPTIONS

     5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Board may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

     5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

     (a) A written notice complying with the applicable rules established by the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such



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portion;

     (b) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

     (c)  In the event that the Option shall be exercised pursuant to Section
10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

     (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Board the terms of the Option may (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee for a period of not less than six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Board, or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii),
(iii) and (iv). In the case of a promissory note, the Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

     5.3 Certain Timing Requirements. At the discretion of the Board, shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Exchange Act, only
(i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the



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withholding taxes made at least six months prior to the payment of such Option price or withholding taxes.

     5.4 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Board shall, in its absolute discretion, deem necessary or advisable;

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable;

     (d) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience; and

     (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

     5.5 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

     5.6 Ownership and Transfer Restrictions. The Board, in its discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

     5.7 Limitations on Exercise of Options. No Option may be exercised to any extent by anyone after the first to occur of the following events:



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     (a)  The expiration of twelve (12) months from the date of the Optionee's death;

     (b) the expiration of twelve (12) months from the date of the Optionee's Termination of Directorship by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

     (c) the expiration of three (3) months from the date of the Optionee's Termination of Directorship for any reason other than such Optionee's death or his permanent and total disability, unless the Optionee dies within said three-month period;

     (d) a Corporate Transaction; provided, however, that any Option granted or deemed regranted within six months of such Corporate Transaction shall remain exercisable until the expiration of six months and one day from the later of the date such Option was granted or the date such Option was deemed regranted; or

     (e)  The expiration of ten years from the date the Option was granted.

                                   ARTICLE VI

                                  STOCK AWARDS

     6.1 Eligibility. Each Independent Director of the Company shall be eligible to be granted Stock Awards at the times and in the manner set forth in
Section 6.2.

     6.2  Granting of Stock Awards

     (a) On the date that the Company's Registration Statement is declared or deemed to be effective by the Securities Exchange Commission, each individual then serving as an Independent Director (or nominated for election at the first shareholder's meeting to elect Directors following such date) shall be granted a Stock Award of 400 shares of Common Stock.

     (b) As of the close of each annual shareholder's meeting at which Directors are elected, each individual then serving as an Independent Director shall be granted a Stock Award of 400 shares of Common Stock.

                                   ARTICLE VII



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                                 ADMINISTRATION

     7.1 Duties and Powers of Board. It shall be the duty of the Board to conduct the general administration of this Plan in accordance with its provisions. The Board shall have the power to interpret this Plan and the agreements pursuant to which Options are granted, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant under this Plan need not be the same with respect to each Optionee.

     7.2 Majority Rule. The Board shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Board.


     7.3 Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities which members of the Board incur in connection with the administration of this Plan shall be borne by the Company. The Board may, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Board, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or Options, and all members of the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1 Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.



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     During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him under the Plan. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

     8.2 Amendment, Suspension or Termination of this Plan. Unless sooner terminated under this Section 8.2, the Plan will terminate after the expiration of ten years from the date the Registration Statement is declared or deemed to be effective by the Securities and Exchange Commission. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board, no action of the Board may, except as provided in Section 7.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Notwithstanding the foregoing, except as permitted by the applicable exemptive conditions of Rule 16b-3, the provisions of this Plan relating to formula grants of Options and Stock Awards to Directors, including the amount, price and timing thereof, shall not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the respective rules thereunder. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options and Stock Awards, alter or impair any rights or obligations under any Options or Stock Awards theretofore granted, unless the award itself otherwise expressly so provides. No Options or Stock Awards may be granted during any period of suspension or after termination of this Plan.

     8.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

     (a) Subject to Section 8.3(e), in the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board's sole discretion, affects the Common Stock such that



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an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option or Stock Award then the Board shall, in such manner as it may deem equitable, adjust any or all of

                    (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan, or which may be granted as Stock Awards (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued),

                    (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options and in the number and kind of shares of outstanding Stock Awards, and

                    (iii) the grant or exercise price with respect to any Option.

                (b) Subject to Section 8.3(e), in the event of any corporate transaction or other event described in Section 8.3(a) which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Board will have the right to terminate this Plan as of the date of the event or transaction, in which case all Options and Stock Awards granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

                (c) Subject to Sections 8.3(c)(vii) and 8.3(e), in the event of any corporate transaction or other event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Board in its discretion is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option or Stock Award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                    (i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Board may provide, either automatically or upon the Optionee's request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or payable or the replacement of such Option or



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     Stock Award with other rights or property selected by the Board in its sole discretion;

                    (ii) In its sole and absolute discretion, the Board may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

                    (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Board may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section
     4.4 or (ii) the provisions of such Option;

                    (iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option or Stock Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

                    (v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Board may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, and in the number and kind of outstanding Stock Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

                    (vi) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Board may provide either by the terms of a Stock Award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Stock Award Agreement upon some or all shares of the Stock Award may be terminated.

                    (vii) None of the foregoing discretionary terms of this
     Section 8.3(c) shall be permitted with respect to Options and Stock Awards to



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     the extent that such discretion would be inconsistent with the requirements of Rule 16b-3. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth above, each Option shall be exercisable as to all shares covered thereby during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in
     Section 4.4 and except as provided in Section 5.7(d), Options cannot be exercised following such event.

          (d) Subject to Section 8.3(e) and 8.8, the Board may, in its discretion, include such further provisions and limitations in any Option or Stock Award agreement or certificate, as it may deem equitable and in the best interests of the Company.

          (e) No adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would violate Section 16 or the exemptive conditions of Rule 16b-3. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.

          8.4 Approval of Plan by Stockholder. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options and Stock Awards may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options and Stock Awards previously granted under this Plan shall thereupon be cancelled and become null and void.

          8.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Board shall have the right (to the extent consistent with the requirements of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that
(a) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (b) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (i) a Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (ii) the recipient at any time, or



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during a specified time period, engages in any activity in competition with the
Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Board.


          8.6 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, the Plan and any Option or Stock Award granted to a Director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options and Stock Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

          8.7 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees or Directors of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

          8.8 Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock under Options or Stock Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options and Stock Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          8.9 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.



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          8.10  Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

          I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Ascent Entertainment Group, Inc. on November 17, 1995.

          Executed on this ____ day of March, 1996.




                                                        Secretary



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